Exhibit 99.1


       IMS Health Reports 13 Percent Revenue Growth in Third-Quarter 2005


    FAIRFIELD, Conn.--(BUSINESS WIRE)--Oct. 19, 2005--IMS Health (NYSE: RX) today announced third-quarter 2005 revenues of $432.8 million, up 13 percent (12 percent constant dollar), compared with revenues of $384.2 million for the third quarter of 2004. Third-quarter diluted earnings per share on an SEC-reported basis was $0.30, up 7 percent, compared with $0.28 in the prior year. Third-quarter adjusted diluted earnings per share was $0.34, compared with $0.30 per share in the same period of 2004, an increase of 13 percent. Net income on an SEC-reported basis was $71.1 million, up 8 percent compared with net income of $65.6 million in the year-earlier quarter. On an adjusted basis, net income for the third quarter of 2005 was $80.6 million, up 14 percent, compared with net income of $70.7 million in the prior year.
    "We delivered another outstanding quarter," said David R. Carlucci, IMS chief executive officer and president. "In a dynamic marketplace, IMS delivered one of our strongest third-quarter results in revenue and adjusted earnings growth in recent years, with exceptional double-digit revenue gains in the Americas, Europe and Asia Pacific, including Japan. Our execution across our business lines is excellent, and we remain focused on strengthening and broadening client relationships. We have been gaining momentum throughout the year, and remain very confident that we will achieve our guidance for 2005."
    Operating income in the third quarter was $102.2 million on an SEC-reported basis and $110.7 million on an adjusted basis, compared with operating income of $102.9 million on both an SEC-reported and adjusted basis in the year-earlier period. Adjusted operating income excludes a charge of $8.5 million for costs associated with the proposed merger of IMS and VNU N.V. Operating income was down 1 percent on an SEC-reported basis and rose 8 percent on an adjusted basis (7 percent constant dollar).
    Adjusted results for the third quarter of 2005 exclude the merger-related costs mentioned above, certain net pre-tax income items totaling $0.7 million, and certain net tax provisions of $1.6 million.
    Adjusted results for the 2004 third quarter exclude certain net pre-tax expense items totaling approximately $1.7 million, as well as certain net tax provisions of approximately $3.3 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended September 30, 2005 and 2004, respectively.

    Year-to-Date Results

    For the first nine months of 2005, revenues were $1,277.1 million, up 13 percent (11 percent constant dollar) over the prior year period. Diluted earnings per share on an SEC-reported basis for the 2005 first nine months was $0.84, compared with $0.89 in the year-earlier period, down 6 percent, primarily due to the tax recorded in the first nine months of 2005 on cash IMS is repatriating under the American Jobs Creation Act of 2004 (AJCA). Adjusted diluted earnings per share for the first nine months of this year was $0.98, a 17 percent increase over the $0.84 reported in the prior-year period. On an SEC-reported basis, net income for the first nine months of this year was $194.7 million, compared with $211.8 million for the year-ago period, an 8 percent decrease. On an adjusted basis, net income for the 2005 first nine months was $226.5 million, up 12 percent, compared with adjusted net income of $201.6 million for the comparable period last year.
    Operating income for the first nine months of 2005 was $302.4 million on an SEC-reported basis and $318.3 million on an adjusted basis, compared with $301.6 million on both an SEC-reported and adjusted basis in the year-earlier period. Adjusted operating income for the 2005 first nine months excludes a charge of $15.9 million for costs associated with the proposed IMS and VNU merger. Operating income growth in the 2005 first nine months was flat on an SEC-reported basis and up 6 percent on an adjusted basis (4 percent constant dollar) from the same period last year.
    Adjusted results for the first nine months of 2005 exclude the merger-related costs mentioned above and certain net pre-tax income items totaling approximately $15.1 million, as well as certain net tax provisions of approximately $31.1 million, primarily related to the $39.5 million tax expense recorded in the first nine months of 2005 on cash repatriated under the AJCA. Adjusted results for the first nine months of 2004 exclude certain net pre-tax income items of approximately $9.6 million and certain net tax benefits of approximately $0.7 million. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the nine months ended September 30, 2005 and 2004, respectively.

    Balance Sheet Highlights

    IMS's cash, cash equivalents, restricted cash and short-term marketable securities as of September 30, 2005 was $351.6 million, compared with $460.0 million on December 31, 2004. Total debt as of September 30, 2005 was $570.5 million, down from $626.7 million at the end of 2004. See Table 9 for selected consolidated balance sheet items.

    Shares Outstanding, Share Repurchase Program

    The number of shares outstanding as of September 30, 2005 was approximately 231.7 million, compared with 232.0 million the same period a year ago. Prior to suspending its share buyback program as a result of the proposed merger with VNU, the company repurchased 6.2 million shares year to date at a total cost of $147.9 million. Approximately 8.5 million IMS options have been exercised year to date.

    Repatriation

    On April 19, 2005, IMS announced that it is taking the opportunity provided by the AJCA to repatriate approximately $650 million of previously undistributed foreign earnings. In the third quarter, approximately 90 percent of the company's repatriation plan was executed, with the balance expected to be completed by the end of the year.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.6 billion in 2004 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 8:30 a.m. (EDT) today to discuss its third-quarter 2005 financial results. To participate, please dial 1-800-745-2192 (U.S. and Canada) and 1-212-231-6015
(outside the United States and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21263875.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate, and (vii) the inability, for any reason, to consummate the merger with VNU N.V., as expected. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                    Three Months Ended September 30
               (unaudited, in millions except per share)

                                                  2005   2004   % Fav
                                                   SEC    SEC  (Unfav)
                                                 ---------------------
Revenue (b)
   Sales Force Effectiveness                     $208.0 $193.9     7 %
   Portfolio Optimization                         124.1  109.7    13
   Launch, Brand and Other                        100.7   80.5    25
                                                 ------ ------
   Total                                          432.8  384.2    13

Operating Expenses (c)
   Operating Costs                               (199.7)(165.6)  (21)
   Selling and Administrative                     (96.1) (92.4)   (4)
   Depreciation and Amortization                  (26.3) (23.4)  (13)
   Merger Costs (f)                                (8.5)   0.0    NM
                                                 ------ ------
   Total                                         (330.6)(281.3)  (18)

Operating Income                                  102.2  102.9    (1)

Interest expense, net                              (4.7)  (2.9)  (61)
Gains from investments, net (e)                     0.3    2.2   (88)
Other income (expense), net (g)                     7.7   (3.3)   NM
                                                 ------ ------    --
Pretax Income                                     105.4   98.9     7

Provision for Income Taxes (h)                    (34.3) (33.9)   (1)
TriZetto Equity Income, net (d)                     0.0    0.7    NM
                                                 ------ ------
Net Income                                        $71.1  $65.6     8

Diluted EPS:
      Total Diluted EPS                           $0.30  $0.28     7 %

Shares Outstanding:
   Weighted Average Diluted                       234.6  237.1     1 %
   End-of-Period Actual                           231.7  232.0     0

The accompanying notes are an integral part of these financial tables.

                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                    Nine Months Ended September 30
               (unaudited, in millions except per share)

                                                                % Fav
                                             2005 SEC 2004 SEC (Unfav)
                                             -------------------------
Revenue (b)
   Sales Force Effectiveness                   $615.4   $563.6     9 %
   Portfolio Optimization                       372.0    335.5    11
   Launch, Brand and Other                      289.7    226.2    28
                                             -------- --------
   Total                                      1,277.1  1,125.3    13

Operating Expenses (c)
   Operating Costs                             (572.5)  (481.5)  (19)
   Selling and Administrative                  (309.6)  (274.9)  (13)
   Depreciation and Amortization                (76.7)   (67.4)  (14)
   Merger Costs (f)                             (15.9)     0.0    NM
                                             -------- --------
   Total                                       (974.7)  (823.7)  (18)

Operating Income                                302.4    301.6     0

Interest expense, net                           (13.1)    (8.3)  (58)
Gains from investments, net (e)                   2.6     10.7   (76)
Losses on issuance of investees' stock, net       0.0     (0.1)   NM
Other income (expense), net (g)                  25.6     (2.2)   NM
                                             -------- --------    --
Pretax Income                                   317.5    301.8     5

Provision for Income Taxes (h)                 (122.8)   (89.4)  (37)
TriZetto Equity Loss, net (d)                     0.0     (0.6)   NM
                                             -------- --------
Net Income                                     $194.7   $211.8    (8)

Diluted EPS:
      Total Diluted EPS                         $0.84    $0.89    (6)%

Shares Outstanding:
   Weighted Average Diluted                     232.1    239.2     3 %
   End-of-Period Actual                         231.7    232.0     0

The accompanying notes are an integral part of these financial tables.

                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                    Three Months Ended September 30
               (unaudited, in millions except per share)

                                    2005     2004    % Fav  Constant $
                                  Adjusted Adjusted (Unfav) Growth (j)
                                  ------------------------------------
Revenue (b)
   Sales Force Effectiveness        $208.0   $193.9      7 %       6 %
   Portfolio Optimization            124.1    109.7     13        13
   Launch, Brand and Other           100.7     80.5     25        25
                                  -------- --------
   Total                             432.8    384.2     13        12

Operating Expenses (c)
   Operating Costs                  (199.7)  (165.6)   (21)
   Selling and Administrative        (96.1)   (92.4)    (4)
   Depreciation and Amortization     (26.3)   (23.4)   (13)
                                  -------- --------
   Total                            (322.1)  (281.3)   (15)

Operating Income                     110.7    102.9      8         7

Interest expense, net                 (4.7)    (2.9)   (61)
Other income, net                      7.2      0.6     NM
                                  -------- --------     --
Pretax Income                        113.3    100.6     13

Provision for Income Taxes           (32.7)   (30.6)    (7)
TriZetto Equity Income, net (d)        0.0      0.7     NM
                                  -------- --------     --

Net Income                           $80.6    $70.7     14 %

Diluted EPS:
      Total Diluted EPS              $0.34    $0.30     13 %

Shares Outstanding:
   Weighted Average Diluted          234.6    237.1      1 %
   End-of-Period Actual              231.7    232.0      0

The accompanying notes are an integral part of these financial tables.

                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                    Nine Months Ended September 30
               (unaudited, in millions except per share)

                                    2005     2004    % Fav  Constant $
                                  Adjusted Adjusted (Unfav) Growth (j)
                                  ------------------------------------
Revenue (b)
   Sales Force Effectiveness        $615.4   $563.6      9 %       7 %
   Portfolio Optimization            372.0    335.5     11         9
   Launch, Brand and Other           289.7    226.2     28        26
                                  -------- --------
   Total                           1,277.1  1,125.3     13        11

Operating Expenses (c)
   Operating Costs                  (572.5)  (481.5)   (19)
   Selling and Administrative       (309.6)  (274.9)   (13)
   Depreciation and Amortization     (76.7)   (67.4)   (14)
                                  -------- --------
   Total                            (958.8)  (823.7)   (16)

Operating Income                     318.3    301.6      6         4

Interest expense, net                (13.1)    (8.3)   (58)
Gain from investments (e)              3.0      0.0     NM
Other income (expense), net           10.0     (1.1)    NM
                                  -------- --------
Pretax Income                        318.2    292.2      9

Provision for Income Taxes           (91.7)   (90.0)    (2)
TriZetto Equity Loss, net (d)          0.0     (0.6)    NM
                                  -------- --------

Net Income                          $226.5   $201.6     12 %

Diluted EPS:
      Total Diluted EPS              $0.98    $0.84     17 %

Shares Outstanding:
   Weighted Average Diluted          232.1    239.2      3 %
   End-of-Period Actual              231.7    232.0      0

The accompanying notes are an integral part of these financial tables.

                                Table 5
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended September 30, 2005
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q3 Adjustments    Q3
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $208.0       $0.0   $208.0
   Portfolio Optimization                   124.1        0.0    124.1
   Launch, Brand and Other                  100.7        0.0    100.7
                                           ------ ----------- --------
   Total                                    432.8        0.0    432.8

Operating Expenses (c)
   Operating Costs                         (199.7)       0.0   (199.7)
   Selling and Administrative               (96.1)       0.0    (96.1)
   Depreciation and Amortization            (26.3)       0.0    (26.3)
   Merger Costs (f)                          (8.5)       8.5      0.0
                                           ------ ----------- --------
   Total                                   (330.6)       8.5   (322.1)

Operating Income                            102.2        8.5    110.7

Interest expense, net                        (4.7)       0.0     (4.7)
Gains from investments, net (e)               0.3       (0.3)     0.0
Other income, net (g)                         7.7       (0.4)     7.2
                                           ------ ----------- --------
Pretax Income                               105.4        7.8    113.3

Provision for Income Taxes (h)              (34.3)       1.6    (32.7)
                                           ------ ----------- --------

Net Income                                  $71.1       $9.4    $80.6

Diluted EPS:
      Total Diluted EPS                     $0.30      $0.04    $0.34

Shares Outstanding:
   Weighted Average Diluted                 234.6        0.0    234.6
   End-of-Period Actual                     231.7        0.0    231.7

The accompanying notes are an integral part of these financial tables.

                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Nine Months Ended September 30, 2005
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q3 Adjustments    Q3
                                          ----------------------------
Revenue (b)
   Sales Force Effectiveness               $615.4       $0.0   $615.4
   Portfolio Optimization                   372.0        0.0    372.0
   Launch, Brand and Other                  289.7        0.0    289.7
                                          ------- ----------- --------
   Total                                  1,277.1        0.0  1,277.1

Operating Expenses (c)
   Operating Costs                         (572.5)       0.0   (572.5)
   Selling and Administrative              (309.6)       0.0   (309.6)
   Depreciation and Amortization            (76.7)       0.0    (76.7)
   Merger Costs (f)                         (15.9)      15.9      0.0
                                          ------- ----------- --------
   Total                                   (974.7)      15.9   (958.8)

Operating Income                            302.4       15.9    318.3

Interest expense, net                       (13.1)       0.0    (13.1)
Gains from investments, net (e)               2.6        0.4      3.0
Other income, net (g)                        25.6      (15.5)    10.0
                                          ------- ----------- --------
Pretax Income                               317.5        0.8    318.2

Provision for Income Taxes (h)             (122.8)      31.1    (91.7)
                                          ------- ----------- --------

Net Income                                 $194.7      $31.8   $226.5

Diluted EPS:
      Total Diluted EPS                     $0.84      $0.14    $0.98

Shares Outstanding:
   Weighted Average Diluted                 232.1        0.0    232.1
   End-of-Period Actual                     231.7        0.0    231.7

The accompanying notes are an integral part of these financial tables.

                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended September 30, 2004
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q3 Adjustments    Q3
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $193.9       $0.0   $193.9
   Portfolio Optimization                   109.7        0.0    109.7
   Launch, Brand and Other                   80.5        0.0     80.5
                                           ------ ----------- --------
   Total                                    384.2        0.0    384.2

Operating Expenses (c)
   Operating Costs                         (165.6)       0.0   (165.6)
   Selling and Administrative               (92.4)       0.0    (92.4)
   Depreciation and Amortization            (23.4)       0.0    (23.4)
                                           ------ ----------- --------
   Total                                   (281.3)       0.0   (281.3)

Operating Income                            102.9        0.0    102.9

Interest expense, net                        (2.9)       0.0     (2.9)
Gains from investments, net (e)               2.2       (2.2)     0.0
Other income (expense), net (g)              (3.3)       4.0      0.6
                                           ------ ----------- --------
Pretax Income                                98.9        1.7    100.6

Provision for Income Taxes (h)              (33.9)       3.3    (30.6)
TriZetto Equity Loss, net (d)                 0.7        0.0      0.7
                                           ------ ----------- --------
Net Income                                  $65.6       $5.0    $70.7

Diluted EPS:
      Total Diluted EPS                     $0.28      $0.02    $0.30

Shares Outstanding:
   Weighted Average Diluted                 237.1        0.0    237.1
   End-of-Period Actual                     232.0        0.0    232.0

The accompanying notes are an integral part of these financial tables.

                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Nine Months Ended September 30, 2004
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q3 Adjustments    Q3
                                          ----------------------------
Revenue (b)
   Sales Force Effectiveness               $563.6       $0.0   $563.6
   Portfolio Optimization                   335.5        0.0    335.5
   Launch, Brand and Other                  226.2        0.0    226.2
                                          ------- ----------- --------
   Total                                  1,125.3        0.0  1,125.3

Operating Expenses (c)
   Operating Costs                         (481.5)       0.0   (481.5)
   Selling and Administrative              (274.9)       0.0   (274.9)
   Depreciation and Amortization            (67.4)       0.0    (67.4)
                                          ------- ----------- --------
   Total                                   (823.7)       0.0   (823.7)

Operating Income                            301.6        0.0    301.6

Interest expense, net                        (8.3)       0.0     (8.3)
Gains from investments, net (e)              10.7      (10.7)     0.0
Losses on issuance of investees' stock,
 net                                         (0.1)       0.1      0.0
Other expense, net (g)                       (2.2)       1.1     (1.1)
                                          ------- ----------- --------
Pretax Income                               301.8       (9.6)   292.2

Provision for Income Taxes (h)              (89.4)      (0.7)   (90.0)
TriZetto Equity Loss, net (d)                (0.6)       0.0     (0.6)
                                          ------- ----------- --------
Net Income                                 $211.8     $(10.2)  $201.6

Diluted EPS:
      Total Diluted EPS                     $0.89     $(0.05)   $0.84

Shares Outstanding:
   Weighted Average Diluted                 239.2        0.0    239.2
   End-of-Period Actual                     232.0        0.0    232.0

The accompanying notes are an integral part of these financial tables.

                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                         Sept. 30, 2005 Dec. 31, 2004
                                         -------------- -------------

Cash and cash equivalents                    $246.2        $444.9

Restricted cash                               105.4           0.0

Short-term marketable securities                0.0          15.1

Accounts receivable, net (i)                  287.9         264.8

Total debt                                    570.5         626.7

The accompanying notes are an integral part of these financial tables.


    IMS Health

    NOTES TO FINANCIAL TABLES

    (a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.
    (b) Revenue in 2004 has been reclassified to conform to the 2005 presentation, including a reclassification of Consulting and Services revenue into the other three business lines. Consulting and Services revenue was $67.3 million in third quarter 2005, up 64% (63% constant dollar) from $41.0 million in third-quarter 2004. Consulting and Services revenue was $184.4 million for the first nine months of 2005, up 53% (50% constant dollar) from $120.7 million in the first nine months of 2004.
    (c) Operating expenses in 2004 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2005 presentation.
    (d) In the fourth quarter of 2004, IMS Health sold its entire interest in TriZetto back to the company.
    (e) Gains from investments, net were $0.3 million in the third quarter of 2005, relating primarily to a dividend recorded in the Enterprise portfolio, offset by related management fees and certain portfolio write downs. This is compared with a net gain of $2.2 million in the third quarter of 2004 from the sale of certain Enterprise investments, partially offset by fees for the Enterprise investments. For the first nine months of 2005, Gains from investments, net were $2.6 million relating primarily to a $3.0 million gain from the sale of a 20% interest we held in a German company (GPI), partially offset by management fees for the Enterprise investments. This is compared with a net gain of $10.7 million in the first nine months of 2004 from the sale of certain Enterprise investments and the items discussed above. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.
    (f) Merger costs related to professional fees incurred during the second and third quarters of 2005 in connection with IMS's proposed merger with VNU N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted results because they were incurred specifically in relation to the proposed merger of IMS with VNU N.V. and are not related to IMS's core business operations.
    (g) Other income (expense), net includes $0.0 million and $1.2 million of expenses for legal fees in the third quarter of 2005 and 2004, respectively, related to the IRI litigation. For the first nine months, IRI litigation legal fees were $1.2 million and $2.8 million in 2005 and 2004, respectively. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. Other income (expense), net also includes a $6.2 million foreign currency hedge gain related to the repatriation executed in the third quarter of 2005 under the American Jobs Creation Act of 2004 (AJCA) (see note (h)). This gain is excluded from adjusted results because the AJCA is a one-time event. In addition, Other income (expense), net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $5.8 million and $(10.5) million in the third quarter and first nine months of 2005, respectively, compared with $2.8 million and $(1.7) million in the third quarter and first nine months of 2004, respectively. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and SEC results.
    (h) The tax provision for the third quarter and first nine months of 2005 includes a tax benefit of $2.8 million and $0.8 million, respectively, related to the Enterprise investments described in note
(e) and the items described in notes (f) and (g). The tax provision for the third quarter and first nine months of 2004 includes a tax benefit of $0.6 million and tax provision of $3.3 million, respectively, related to the items described in notes (e) and (g). These tax provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results. The tax provision in the first nine months of 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results include a phasing adjustment to recognize this benefit ratably throughout the year; the phasing adjustment for the third quarter and first nine months of 2005 was $(7.7) million and $7.6 million, respectively. This phasing adjustment allows the full-year effective tax rate to be applied in each quarter to adjusted pretax results. Also in the first nine months of 2005, $39.5 million of tax expense was recorded related to the decision to repatriate approximately $650 million of foreign earnings back to the U.S. during 2005 under the AJCA, including a tax benefit of $3.3 million recorded in the third quarter as a result of foreign tax deductions related to financing the repatriation dividend. As the AJCA is a one-time event, this tax expense has been excluded from adjusted results. In addition, the first-quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. The phasing adjustment for the third quarter of 2004 was $(3.9) million and $4.0 million for the first nine months of 2004.
    (i) December 31, 2004 Accounts receivable, net has been reclassified to conform to current period presentation.
    (j) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

    Amounts presented in the financial tables may not add due to rounding.
    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.


    CONTACT: IMS Health
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
              OR
             Investor Relations:
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com